Exhibit 10.11

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (this “Agreement”) has been executed by and among the following parties on December 18, 2020 in Beijing, the People’s Republic of China:

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd. (“Pledgee”)

Address: Zhixincun Building No.1, Floor 8, 805-17, Haidian District, Beijing

Party B (“Pledgor”):

Party B1: Yao Zhaohua

ID No.:421122198207240060

Party B2: Sun Yadong

ID No.:130230198110243324

Party C: Beijing Wimi Cloud Software Co., Ltd.

Registered Address: No. 49 Badachu Road, No. 816 Floor 6, Shijingshan District, Beijing City

In this Agreement, each of the Pledgee, the Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.	The Pledgor as of the date hereof holds total of 100% of the equity interests of Party C. Party C is a limited liability company duly incorporated in Beijing and validly existing according to China laws, whose registered business scope is software development; software consulting; technology development, technology transfer, technical advice, technical services; enterprise management; market research; economic and trade consulting; investment consulting; enterprise management consulting; corporate planning, design; public relations services; educational advice; cultural consultation; sports consultation; design, production, agency, advertising; conference services; hosting exhibition activities; organizing cultural and artistic exchange activities (excluding performances); computer animation design; computer graphic design, production; sales of electronic products; ticketing agent (except plane tickets) ; radio and television program production; film distribution; filming; internet information services; engaging in internet cultural activities; performance broker. Party C acknowledges the respective rights and obligations of the Pledgor and the Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2.	The Pledgee is a wholly foreign-owned enterprise registered in Beijing, China. The Pledgee and Party C have executed an Exclusive Business Cooperation Agreement (“Exclusive Business Cooperation Agreement”) on December 18, 2020, according to the agreement, Party C shall pay Pledgee service fee according to the service Pledgee provided;

3.	The right holder and party C signed the Exclusive Share Purchase Option Agreement (the “Exclusive Share Purchase Option Agreement”) in December 18, 2020, according to which the licensee grants the right holder the exclusive right to purchase the equity of the party C in accordance with the terms of the Agreement;

4.	The right holder and party C signed the Exclusive Asset Purchase Option Agreement (the “Exclusive Share Purchase Option Agreement”) in December 18, 2020, under which Pledgor granted the Pledgee the exclusive right to purchase the assets of Party C in accordance with the terms of the Agreement;

5.	To ensure that Party C and the Pledgor fully perform their obligations under the main agreements (as defined below), including but not limited to the payables Pledgee should get from Party C (including but not limited to consulting and service fee), the Pledgor hereby pledges to the Pledgee all of the equity interest that the Pledgor holds in Party C as security for Party C’s and the Pledgor’s obligations under the main agreements.

Therefore, the parties hereby reach the following agreement:

1.	Definition

Unless otherwise stipulated hereof the following terms shall have the following meanings:

1.1	“Pledge” means the security interest the Pledgor granted the Pledgee under Article 2 of this agreement, which is the priority price compensation right in the Pledgee through equity transfer, auction or sale.

1.2	Equity Interest refers to the 100% equity interest in Party C, lawfully held by the Pledgor.

1.3	Term of Pledge refers to the period provided for under Article 3 hereunder.

1.4	“Main agreements” mean Exclusive Assets Purchase Agreement, Exclusive Business Cooperation Agreement and Exclusive Share Purchase Option Agreement and other agreements the Plegdor, the Pledgee and Party C sign from time to time.

1.5	Default refers to any event enumerated in Article 7 hereof.

1.6	Notice of Default refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2.	Pledge

2.1	As security for the performance of the obligations under the main agreements between the Pledgor and party C, including, but not limited to, any or all payments owed by Party C (including, but not limited to, the consulting and service fees payable to the Pledgor under the Business Cooperation agreement) at maturity and payable (whether on the specified expiry date, by prepayment or otherwise) of immediate and complete payment and performance of the guarantee, the Pledgor hereby pledges to the Pledgee the ownership of all the Party C shares it holds (including any interest or dividend paid for such equity).

2.2	The scope of the pledge under this agreement includes all obligations of the Pledgor and Party C under the main agreements, including, but not limited to, the full cost of services payable to the Pledgee, all arrears, obligations and liabilities (including, but not limited to, any payments due to relevant persons), liquidated damages (if any), compensation, costs incurred in the exercise of creditor rights and pledge rights (including, but not limited to, attorney fee, arbitration fee, equity assessments and auctions fee) and any other related costs. In order to avoid doubt, the scope of the pledge is not limited by the amount of shareholder’s contribution.

3.	Term of the Pledge

3.1	The Pledge shall become effective on such date when Party C is registered with the relevant administration for industry and commerce (the “AIC”). The parties agree that on the date of signing this agreement, the Pledor and Party C shall, in accordance with the measures for the registration of equity pledge of the administration for industry and commerce, submit to the registration authority an application for registration of the pledge of equity. The parties further agree that within 20 working days from the date of formal acceptance of the application for registration of equity pledge by the registration authority, the registration procedures for equity pledge will be completed, the registration notice issued by the registration authority shall be obtained, and the equity pledge should be recorded intact and accurately in the registration book of the equity pledge.

3.2	The pledge shall remain in force and the term of pledge shall terminate at the earlier of the following 3 dates: (1) The date on which the unpaid secured obligation has been fully liquidated or paid in other applicable manner; and (2) the date on which the Pledgee exercises the right of pledge in accordance with the terms and conditions of this agreement for the fulfill of its rights; or (3) the date on which the Pledgor transfers all of its equity to the Pledgee or a third party (natural or legal person) designated by the Pledgee under the Exclusive Share Purchase Option Agreement and no longer holds the equity of Party C. During the term of pledge, if the Pledgor or Party C fails to perform their respective obligations under the main agreements, the pledgee shall have the right, but not the obligation, to dispose of the pledge in accordance with the provisions of this agreement.

4.	Custody of Records for Equity Interest subject to the Pledge

4.1	During the Term of the Pledge set forth in this Agreement, the Pledgor shall deliver to the Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within one week from the execution of this Agreement. The Pledgee shall have custody of such documents during the entire Term of the Pledge set forth in this Agreement.

4.2	During the term of the pledge, the Pledgee shall have the right to collect dividends or other distributable interest arising from the equity and to determine autonomously the allocation or disposition of such dividends or interests.

4.3	If the Pledgee agrees in advance, the Pledgor may increase the contribution to Party C, provided that any capital contribution by the Pledgor to Party C is subject to the provisions of this agreement and that the new capital contribution is also pledge equity. Party C shall immediately change its register of shareholders in accordance with the provisions of this Article 4 and register the change of pledge with the registration authority within five (5) working days.

5.	Representations and Warranties of the Pledgor

5.1	The Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2	Except for the Pledge, the Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

5.3	Party C is a limited liability company duly incorporated and effectively existing in accordance with Chinese law, which is officially registered with the competent administration of industry and commerce. The registered capital of Party C is RMB 5,154,639.17, and the Pledgor will pay the registered capital contribution in accordance with the provisions of the article of association of Party C.

6.	Pledgor’s Promise and Further Agreement

6.1	During the valid term of this agreement, Pledgor hereby promise to the Pledgee that Pledgor will:

6.1.1	not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest or any portion thereof, without the prior written consent of the Pledgee, except for the performance of the Exclusive Share Purchase Option Agreement;

6.1.2	comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days of receipt of any notice, order or recommendation issued or prepared by the competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to the Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon the Pledgee’s reasonable request or upon consent of the Pledgee;

6.1.3	promptly notify the Pledgee of any event or notice received by the Pledgor that may have an impact on the Equity Interest or any portion thereof, as well as any event or notice received by the Pledgor that may have an impact on any guarantees and other obligations of the Pledgor arising out of this Agreement.

6.2	The Pledgor agrees that the right of the Pledgee to enjoy the pledge in accordance with this agreement shall not be interrupted or impaired by any legal process by Party C, Pledgor or any successor or representative of the Pledgor or any other person (collectively, the “relevant persons”). The Pledgor assures the Pledgee that it has made all appropriate arrangements and signed all necessary documents to ensure that, in the event of his death, incapacity, bankruptcy, divorce or other circumstances which may affect the exercise of his equity, his heirs, guardians, creditors, spouses, and other that may acquire equity or related rights thereof, cannot affect or hinder the performance of this agreement.

6.2.1	Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association and internal regulations of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

6.2.2	Without the prior written consent of the Pledgee, the relevant person will not sell, transfer, mortgage or dispose of any assets of Party C or any of its subsidiaries or of the legal or beneficial interests of Party C’s business or income in any way after the signing of this Agreement, nor will it permit the establishment of any relevant security interests;

6.2.3	Without the prior written consent of the Pledgee, the relevant persons shall ensure that Party C will not distribute dividends to shareholders in any way, make distribution of property, reduce capital, initiate liquidation proceedings or make distribution in any other form. Any distribution (including, but not limited to, assets allocated or surplus property in liquidation) shall be deemed to be part of the pledge; or

6.2.4	Without the prior written consent of the Pledgee, the relevant persons shall not make any act that causes or is likely to result in a reduction in the value of the equity or the validity of the pledge under this agreement. If the value of equity decrease significantly enough to jeopardize the rights of the Pledgee, the relevant persons shall immediately notify the Pledgee and, upon the reasonable request of the Pledgee, shall provide other property security satisfactory to the Pledgee, and take necessary action to resolve the above incident or reduce its adverse effects.

6.3	In order to protect or improve the security interest established in this agreement for the payment of the main agreements, the Pledgor hereby undertakes to sign in good faith and to induce the other parties concerned with the pledge to sign all certificates, agreements, Agreements and/or commitments required by the Pledgee. The Pledgor also undertakes to take and induce other parties concerned with the pledge to take action required by the Pledgee to exercise the rights and powers conferred upon it by this agreement and to sign all documents relating to equity ownership with the Pledgee and its designated person. The Pledgor undertakes to provide the Pledgee with all the notices, orders and decisions related to the pledge required by the Pledgee within a reasonable time.

6.4	The author hereby undertakes to the pledge to comply with and perform all warranties, commitments, agreements, statements and conditions under this agreement. If the Plegor fails or partially fulfils his warranties, commitments, agreements, statements and conditions, the Pledgor shall compensate the Pledgee for all the losses resulting therefrom.

7.	Event of Breach

7.1	The following circumstances shall be deemed an Event of Default:

7.1.1	Party C fails to pay the consulting and service fees payable under the Business Cooperation agreement in full or violates any other obligations of Party C under this Agreement;

7.1.2	any representations or warranties made by the Pledgor or Party C under this agreement or any of the main agreements that contain misrepresentation or error in any respect, and/or that the Pledgor or Party C contravenes any representations or warranties under this agreement or any of the main agreements;

7.1.3	The Pledgor and Party C failed to complete the registration of the equity with the registration authority in accordance with the provisions of section 3.1;

7.1.4	The Pledgor and Party C violate or fail to perform any of the obligations under this agreement or any of the main agreements, or fail to comply with any of the provisions of this agreement or any of the main agreements;

7.1.5	Except for expressly provided in Article 6.1.1, the assignee transfers or purports to transfer or waive the pledged equity or to transfer the pledged equity interest without the written consent of the Pledgee;

7.1.6	the Pledgor’s own loan, guarantee, compensation, commitment or other liability to any third party (1) is required to be paid or performed in advance due to the breach of Agreement by the Pledgor; or (2) has expired but cannot be repaid or performed as scheduled;

7.1.7	Any approval, license, permission or authorization of a government agency that makes this agreement enforceable, lawful and effective is withdrawn, suspended, invalidated or substantially altered;

7.1.8	The enactment of applicable law makes this agreement illegal or the Pledgor incapable to continue to perform its obligations under this agreement;

7.1.9	The adverse change in the property owned by the Pledgor, which leads the Pledgee to believe that the ability of the Pledgor to fulfil his obligations under this agreement has been affected;

7.1.10	the successors or trustees of Party C may only partially perform or refuse to perform the payment liability under the Business Cooperation Agreement; and

7.1.11	Any other situation in which the Pledgee cannot or may not be able to exercise his pledge right.

7.2	Party B should immediately notify Party A in writing of the occurrence of any event under Article 7.1 herein or any events that may result in the foregoing events upon his knowledge.

7.3	Unless the Default under Article 7.1 herein has been remedied to the Pledgee’s satisfaction, the Pledgee, at any time when the Event of Default occurs or thereafter, may issue a written notice of default to the Pledgor and require the Pledgor immediately make full payments of the outstanding service fees under the Service Agreement and other payables or foreclose on the Pledge in accordance with Article 8 herein.

8.	Exercise of the Pledge

8.1	Before the completion of the obligations under the main agreements, including but not limited to the full payment of the consultancy and service fees referred to in the Business Cooperation Agreement, the Pledgor shall not transfer the pledge or equity in Party C without the written consent of the Pledgee.

8.2	The Pledgee could issue a written Notice of Default to the Pledgor when it exercises the Pledge.

8.3	Subject to the provisions of Section 7.3, the Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 7.2.

8.4	The Pledgee shall have the right of priority to get paid for the transfer, auction or sale of the price of all or part of the equity pledged under this agreement in accordance with legal procedures, or to sign an agreement with the Pledgor to purchase the equity by means of the monetary value determined by reference to the market price of the pledge, until the satisfaction of all the secured obligations under this agreement (including, but not limited to, all outstanding payments due and payable under the Business Cooperation Agreement and all other payments due to the Pledgee) have been fulfilled.

8.5	When the Pledgee disposes the pledge under this agreement, the Pledgor and Party C shall provide necessary assistance to enable the Pledgee to exercise the pledge under this agreement.

9.	Assignment

9.1	Without the Pledgee’s prior written consent, the Pledgor and Party C shall not have the right to assign or delegate their rights and obligations under this Agreement.

9.2	This Agreement shall be binding on the Pledgor and his/her successors and permitted assigns, and shall be valid with respect to the Pledgee and each of its successors and assigns.

9.3	At any time, the Pledgee may assign any and all of its rights and obligations under the Transaction Documents and this Agreement to its designee(s) (natural persons or legal entities), in which case the assigns shall have the rights and obligations of the Pledgee under the Transaction Documents and this Agreement, as if it were the original party to the Transaction Documents and this Agreement. When the Pledge transfers its rights and obligations under the main agreements, the Pledgor should sign relevant agreements or other documents relevant to the transfer as requested by the Pledgee.

9.4	In the event of change of the Pledgee due to assignment, the Pledgor shall, at the request of the Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

9.5	The Pledgor shall strictly abide by the provisions of this Agreement and other Agreements jointly or separately executed by the Parties hereto or any of them, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of the Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by the Pledgor except in accordance with the written instructions of the Pledgee.

10.	Termination

After the termination of the pledge period provided for in article 3 of this agreement, this agreement shall be terminated and the Pledgee shall terminate this Agreement as soon as reasonably practicable.

11.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C. If the applicable law requires the Pledgee to bear relevant taxes and other expenses, the Pledgor shall promote Party C to repay the full amount of the taxes and fees paid by the Pledgee.

12.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement. This article remains in force when the agreement terminates on any grounds.

13.	Governing Law and Resolution of Disputes

13.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the officially published and openly available laws of China.

13.2	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party shall submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Beijing and the language shall be Chinese. The arbitration award shall be final and binding on all Parties.

13.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.	Notices

14.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1	Notices given by personal delivery, courier service, registered mail or prepaid postage shall be deemed effectively given on the date of receipt or refusal at the address specified for notices;

14.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Address: Zhixincun Building No.1, Floor 8, 805-17, Haidian District, Beijing

Receipt:
Email:

Party B:

Party B1: Yao Zhaohua

Address:

Receipt:

Email:

Party B2: Sun Yadong

Address:

Receipt:

Email:

Party C: Beijing Wimi Cloud Software Co., Ltd.

Registered Address: No. 49 Badachu Road, No. 816 Floor 6, Shijingshan District, Beijing City

Receipt:

Email:

14.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.	Attachments

The attachments set forth herein shall be an integral part of this Agreement.

17.	Effectiveness

17.1	This agreement becomes effective on the date of signing. The Parties shall amend this Agreement in the event of any modification of this agreement by the U.S. Securities and Exchange Commission or other regulatory bodies, or any changes in the listing rules or related requirements of the U.S. Securities and Exchange Commission relating to this agreement, the parties shall amend this agreement accordingly.

17.2	This Agreement is written in Chinese in four copies, each Party having one copy. Each copy shall have equal legal validity.

——The following are signature pages——

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Beijing Hologram Wimi Cloud Network Technology Co., Ltd. (Seal)

Signature：	/s/ Sun Yadong
Name：	Sun Yadong
Position：

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Yao Zhaohua

Signature：	/s/ Yao Zhaohua

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Sun Yadong

Signature：	/s/ Sun Yadong

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Beijing Wimi Cloud Software Co., Ltd. (Seal)

Signature：	/s/ Sun Yadong
Name：	Sun Yadong
Position：

Attachments：

Beijing Wimi Cloud Software Co., Ltd.

Date: December 18,2020

Name	ID No. ／License No.	Capital（10 thousand RMB）	Equity Pledge
Yao Zhaohua	421122198207240060	514.948453	Has all pledged to Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Sun Yadong	130230198110243324	0.515464	Has all pledged to Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Company：Beijing Wimi Cloud Software Co., Ltd.（Seal）

Legal Representative：